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                           GIBSON, HAGLUND & JOHNSON
                                  LAW OFFICES
                               JAMBOREE CENTER
                            2 PARK PLAZA, SUITE 450
                           IRVINE, CALIFORNIA 92814
                           TELEPHONE (949) 752-1100
                           FACSIMILE (949) 752-1144


December 2, 1998

Pennaco Energy, Inc.
1050 17th Street, Suite 700
Denver, Colorado 80265

Gentlemen:

     We have acted as counsel to Pennaco Energy, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the offering by certain holders thereof of 607,500 shares of Common Stock, $.001 par value issuable on exercise of Common Stock Purchase Warrants (the "Warrant Stock") and 1,215,000 shares of Common Stock, $.001 par value (the "Stock").

     In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, the Bylaws of the Company and any such other documents, records, certificates, and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

     Based on the foregoing, we are of the opinion that: (i) the shares of Warrant Stock, when sold, issued and paid for in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable; and
(ii) the shares of Stock are validly issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm in the prospectus forming a part of such Registration Statement.


                                       Very truly yours,

                                       GIBSON, HAGLUND & JOHNSON

                                       GIBSON, HAGLUND & JOHNSON